Allbirds Streamlines Operations to Support Profitable Growth

Announces U.S. store closures

SAN FRANCISCO, Jan. 28, 2026 (GLOBE NEWSWIRE) - Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with sustainable materials to make better products in a better way, today announced actions to build a simpler and more profitable lifestyle footwear business.
The Company will close its remaining full-price stores in the U.S. by the end of February 2026, enabling Allbirds to dedicate resources toward its e-commerce platform, wholesale partnerships and international distributorships, all of which offer greater reach, flexibility and operating leverage. The Company expects these closures to be a capital-light endeavor and will discuss anticipated SG&A savings and related cash charges on its Q4/full year 2025 earnings conference call, which is expected to occur in March 2026.
“This is an important step for Allbirds, as we drive toward profitable growth under our turnaround strategy,” said Joe Vernachio, CEO. “We have been opportunistically reducing our brick-and-mortar portfolio over the past two years. By exiting these remaining unprofitable doors, we are taking actions to reduce costs and support the long-term health of the business.”
Allbirds will continue to operate two outlet stores in the U.S. and two full-price stores in London, preserving key brand touchpoints while prioritizing capital-efficient growth.
About Allbirds, Inc.
Allbirds is a global modern lifestyle footwear brand, founded in 2015 with a commitment to make better things in a better way. That commitment inspired the company’s third product, the now iconic Wool Runner; and today, inspires a growing assortment of products known for superior comfort. Allbirds designs its products to be materially different by turning away from convention toward nature’s inspiration with materials like Merino wool, tree fiber and sugarcane. For more information, please visit www.allbirds.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of federal securities laws. These statements are based on management's current beliefs, assumptions, and information, and include all statements other than historical facts—such as statements regarding future financial performance, profitability, cost savings, business strategy, and objectives of management. Forward-looking statements can often be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "target," "will," or similar expressions.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including: unfavorable economic conditions; our ability to execute our growth strategy and achieve financial targets; our ability to obtain additional capital; impairment of long-lived assets; competitive pressures; our reliance on materials innovation and sustainable practices; our ability to attract and retain customers; the impact of climate change; our ability to anticipate consumer preferences; and cybersecurity risks.
A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and other reports we may file with the SEC from time to time. These forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update them except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements.

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